Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Commerce Solutions, Inc. (the ‘Company’) on Form 10-Q for the quarter ended November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934: and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert E. Maxwell	Chairman of the Board & Director	January 19, 2010
Robert E. Maxwell

/s/ Daniel L. Hefner	Chief Executive Officer, President & Director	January 19, 2010
Daniel L. Hefner

/s/ Frank D. Puissegur	Chief Financial Officer (Principal Financial Officer) and Director	January 19, 2010
Frank D. Puissegur

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